Exhibit 10.1

GENERAL RELEASE AGREEMENT

1.    I acknowledge that my employment with Noble Drilling Services Inc. (“Noble”) ended on February 6, 2020, and that I have received all wages to which I am entitled. I understand that I am eligible to receive the following Special Separation Benefit from Noble: (i) a gross lump-sum payment of $286,666.67, which is equivalent to my regular base salary for eight months and is subject to all withholdings and payroll deductions required by law; (ii) a gross lump-sum payment of $479,000.00, less withholdings and payroll deductions as required by law; and (iii) if I timely elect to continue my group health insurance coverage under COBRA, payment by Noble of the premiums for such coverage for six months beginning March 1, 2020. I understand that as a condition of receiving the Special Separation Benefit to which I am not otherwise entitled, I must sign this General Release Agreement (the “Agreement”) and not revoke my acceptance. I further understand that the lump-sum portion described in subpart (i) of the Special Separation Benefit constitutes wages in lieu of notice.

2.    In exchange for the Special Separation Benefit, I release, acquit, and forever discharge (i) Noble, (ii) any parent, subsidiary, or affiliated entity of Noble, (iii) any current or former officer, stockholder, member, director, partner, agent, manager, employee, representative, insurer, or attorney of the entities described in (i) or (ii), (iv) any employee benefit plan sponsored or administered by any person or entity described in (i), (ii), or (iii), and (v) any successor or assign of any person or entity described in (i), (ii), (iii), or (iv) (collectively, the “Noble Parties”) from, and waive to the maximum extent permitted by applicable law, any and all claims, liabilities, demands, and causes of action of whatever character, whether known or unknown, fixed or contingent, or vicarious, derivative, or direct, that I may have or claim against Noble or any of the other Noble Parties. I understand that this general release includes, but is not limited to, any and all claims arising under federal, state, or local laws prohibiting employment discrimination, including the Age Discrimination in Employment Act, or other claims growing out of, resulting from, or connected in any way with my employment with Noble or the ending of my employment with Noble. I understand that this Agreement does not waive any rights or claims against Noble or any of the other Noble Parties that may arise after the date I sign it.

3.    I understand that I may accept the terms of this Agreement by initialing all four pages in the bottom-right corner, signing and dating the fourth page, and returning all pages of this Agreement to Tom Madden, Vice President & General Manager – Administration, by email at tmadden@noblecorp.com no later than February 27, 2020, which I acknowledge is at least 21 days from the date I first received it. I further understand that if I am unable to email the signed Agreement, I may mail it to Tom Madden at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, so long as it is postmarked no later than February 27, 2020. I represent and warrant that, except for modifications expressly agreed to by Noble, I have not modified this Agreement as it was originally presented to me, and that any modifications to this Agreement, whether material or immaterial, made by Noble and me after it was originally presented to me do not extend or restart the period for me to consider and accept this Agreement.

4.    I understand that the terms of this Agreement will become effective and enforceable on the eighth day after I sign it, unless before then I revoke my acceptance in writing and deliver my written revocation to Tom Madden at the email or address listed above, in which case I will not be entitled to receive the Special Separation Benefit. I further understand that Noble will pay the lump-sum portions of the Special Separation Benefit to me no later than ten business days after this Agreement becomes effective and enforceable. I acknowledge and agree that Noble has no legal obligation to provide the Special Separation Benefit offered to me. Signing this Agreement constitutes my agreement to all terms and conditions set forth in it and is in consideration of Noble’s agreement to provide the Special Separation Benefit.

General Release Agreement

5.    In consideration of the Special Separation Benefit, I also agree that I will not disclose the fact or terms of this Agreement or the attached February 6, 2020 memorandum from Julie J. Robertson to any persons other than my spouse, attorneys, and accountant or tax-return preparer, if any, if those persons have agreed to keep such information confidential.

6.    I acknowledge and agree that I forever waive the right to participate in any class or collective action against Noble or any of the other Noble Parties with respect to any claim or cause of action arising from my employment or the ending of my employment with Noble. I further acknowledge and agree that I forever waive any right to recover, and I will not request or accept, anything of value from Noble or any of the other Noble Parties arising out of or connected in any way with my employment or the ending of my employment with Noble, the employment practices of Noble, or any other act, conduct, or omission of any of the Noble Parties, other than the Special Separation Benefit, whether sought directly by me or by any government agency, individuals, or group of individuals on my behalf. Notwithstanding the foregoing, I understand that this Agreement does not limit my right to receive an award for information I provide to a government agency.

7.    I irrevocably waive the right to trial by jury with respect to any claim or cause of action against Noble or any of the other Noble Parties arising from my employment or the ending of my employment with Noble or from this Agreement (either for alleged breach or enforcement).

8.    In further consideration of the Special Separation Benefit, I agree not to make to any other person or entity any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of Noble’s or any of the other Noble Parties’ business or employment practices, or any other disparaging or derogatory remarks about Noble or any of the other Noble Parties.

9.    I knowingly, voluntarily, and intelligently waive any free-speech, free-petition, free-association, free-press, or other U.S. or state constitutional rights I may have to make any statements prohibited under this Agreement. I further irrevocably waive the right to file a motion to dismiss or pursue any other relief under the Texas Citizens Participation Act or similar state law in connection with any claim or cause of action filed against me by Noble or any of the other Noble Parties arising from any alleged breach of this Agreement.

10.    In further consideration of the Special Separation Benefit, and without further consideration, I agree to cooperate fully and completely with Noble and any of the other Noble Parties with respect to matters on which I worked during my employment and to assist with pending or future investigations, proceedings, or litigation, public or private, involving Noble or any of the other Noble Parties on matters about which I have personal knowledge. This obligation includes my promptly meeting with representatives of Noble or the other Noble Parties, either personally or by telephone, at reasonable times upon their request and without unreasonable interference with my employment or personal activities, and providing information and, where applicable, testimony, that is truthful, accurate, and complete, according to information known to me.

General Release Agreement

11.    I acknowledge that I have returned to Noble all of its or any of the other Noble Parties’ property and agree to deliver immediately to Noble any such additional items that I may discover in my possession.

12.    I agree and understand that I am no longer authorized to log in to, access, or otherwise use Noble’s computer systems, network, or Internet domain, and that any such login or attempt to log in to, access, or use is unauthorized. I further agree not to make, attempt, or assist (directly or indirectly) anyone else with respect to any such unauthorized login, access, or use of Noble’s computer systems, network, or Internet domain.

13.    I acknowledge that all of the documents and information to which I had access during my employment, including but not limited to all trade secrets, information pertaining to any employees of Noble or any of the other Noble Parties, or specific transactions in which Noble or any of the other Noble Parties was, is, or may be involved, all information concerning the matters on which I worked while employed by Noble or any of the other Noble Parties, and in general all other information concerning the business and operations of Noble or any of the other Noble Parties, are confidential and may not be disseminated or disclosed by me to any other parties, except as may be authorized in writing by Noble or as required by law or valid subpoena. In the event I am served with a subpoena or it appears that I will be compelled by law or judicial process to disclose such confidential information, I agree to immediately notify Tom Madden at tmadden@noblecorp.com. Notwithstanding the foregoing, I understand that I am not required to notify Noble that I have been served a subpoena or otherwise compelled by law or judicial process to disclose confidential information as part of any governmental investigation.

14.    I understand that nothing in this Agreement precludes me from (i) voluntarily filing a charge or complaint with, providing truthful information to, or cooperating with an investigation conducted by a government agency, (ii) providing information to my attorney (if any), (iii) making statements under oath or giving truthful testimony in a legal proceeding or as required by law or valid legal process, such as by a subpoena or court order, (iv) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or in a document filed under seal in a lawsuit or other proceeding, and I cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure, or (v) engaging in any other legally protected activity. I further understand that I am not required to notify Noble before or if I engage in any such permitted activities.

15.    I acknowledge that offering me the Special Separation Benefit is not an admission by Noble or the other Noble Parties of any wrongdoing, and in fact Noble and the other Noble Parties specifically deny any wrongdoing.

16.    I acknowledge that: (i) I have read this Agreement and the attached February 6, 2020 memorandum from Julie J. Robertson; (ii) by this paragraph, Noble specifically has advised me to consult an attorney and I have had the opportunity to consult an attorney; (iii) I received this

General Release Agreement

Agreement on February 6, 2020, and have had at least 21 days to consider and fully understand the meaning and effect of my action in signing this Agreement; (iv) my signing of this Agreement is knowing, voluntary, and based solely on my own judgment in consultation with my attorney, if any; and (v) I am not relying on any written or oral statement or promise other than as set out in this Agreement and the attached February 6, 2020 memorandum from Julie J. Robertson.

17.    This Agreement and the attached February 6, 2020 memorandum from Julie J. Robertson contain and constitute the entire understanding and agreement between Noble and me with respect to their subject matter, and may not be released, discharged, abandoned, supplemented, changed, or modified in any manner except by a writing of concurrent or subsequent date signed by both an authorized Noble official and me. This Agreement is governed by and construed in accordance with the laws of the State of Texas without regard to its rules regarding conflict of laws. Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties concerning, arising out of, or related to this Agreement or my employment with Noble is in any state or federal court of competent jurisdiction presiding over Fort Bend County, Texas. Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.

AGREED:

/s/ Scott W. Marks	February 10, 2020
Scott W. Marks	Date